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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of (i) our report dated January 21, 1999, relating to the financial statements, which appears in EarthWeb Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, (ii) our report dated January 22, 1999 relating to the financial statements of D&L Online Inc., which appears in the Current Report on Form 8-K/A dated April 15, 1999 and (iii) our report dated April 23, 1999 relating to the financial statements of MicroHouse International Inc., which appears in the Current Report on Form 8-K/A dated May 26, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
January 28, 2000

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